EXHIBIT 4.5

THESE SECURITIES MAY NOT BE PUBLICLY OFFERED OR SOLD UNLESS AT THE TIME OF SUCH OFFER OR SALE, THE PERSON MAKING SUCH OFFER OR SALE DELIVERS A PROSPECTUS MEETING THE REQUIREMENTS OF SECTION 10 OF THE SECURITIES ACT OF 1933, AS AMENDED, FORMING A PART OF A REGISTRATION STATEMENT, OR POST-EFFECTIVE AMENDMENT THERETO, WHICH IS EFFECTIVE UNDER SAID ACT, OR UNLESS IN THE OPINION OF COUNSEL TO THE CORPORATION, SUCH OFFER AND SALE IS EXEMPT FROM THE APPLICABLE PROVISIONS OF SECTION 5 OF SAID ACT.

                   UNDERWRITER'S COMMON STOCK PURCHASE WARRANT

                   For the purchase of shares of common stock,
                           par value $.0001 per share

                                       of
                         GALACTICOMM TECHNOLOGIES, INC.

                       Incorporated Under the Laws of the
                                State of Florida

                      Void After 5 P.M. Miami, Florida time
                            on _______________, ____

No. ______________            _________ Warrants to Purchase     _______ Shares

      THIS IS TO CERTIFY, that, for value received, ______________, a __________corporation (the "Underwriter"), or its registered assigns, is entitled, subject to the terms and conditions hereinafter set forth on or after ___________, ____, and at any time prior to 5 P.M., Miami, Florida time on
___________, ____, but not thereafter, to purchase the number of shares set forth above (the "Shares") of common stock, par value $.0001 per share ("Common Stock"), of GALACTICOMM TECHNOLOGIES, INC., a Florida corporation (the "Corporation"), from the Corporation upon payment to the Corporation of $____ per share of Common Stock (the "Purchase Price"), if and to the extent this Warrant is exercised, in whole or in part, during the period this Warrant remains in force, subject in all cases to adjustment as provided in Article II hereof, and to receive certificates representing the Common Stock so purchased, upon presentation and surrender to the Corporation of this Warrant, with the form of subscription attached hereto duly executed, and accompanied by payment of the Purchase Price of each share of Common Stock purchased as provided herein. Two Warrants are exercisable to purchase one Share, subject to adjustment as provided herein.

                                    ARTICLE I
                              TERMS OF THE WARRANT

      SECTION 1.01 Subject to the provisions of Sections 1.05 and 3.01 hereof, this Warrant may be exercised at any time and from time to time after 9:00 A.M., Miami, Florida time, on ___________, ____ (the "Exercise Commencement Date"), but no later than 5:00 P.M., Miami,

Florida time on ___________, ____ (the "Expiration Time"). If ___________, ____
is a day on which banking institutions are authorized by law to close, then the date on which this Warrant shall expire shall be the next succeeding day which shall not be such a day. If this Warrant is not exercised on or before the Expiration Time it shall become void, and all rights hereunder shall thereupon cease.

      SECTION 1.02

      (1) The holder of this Warrant (the "Holder") may exercise Warrants in denominations of two or whole number multiples thereof, upon surrender of this Warrant with the form of subscription attached hereto duly executed, to the Corporation at its corporate office located at 4101 S.W. 47th Avenue, Suite 101, Fort Lauderdale, Florida 33314, together with the full Purchase Price for each share of Common Stock to be purchased in lawful money of the United States, or by check, bank draft or postal or express money order payable in United States dollars to the order of the Corporation, and upon compliance with and subject to the conditions set forth herein. If Warrants in denominations other than two or whole number multiples thereof shall be exercised at one time by the same Holder, the number of full shares of Common Stock which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of full shares of Common Stock issuable upon such exercise.

      (2) Upon receipt of this Warrant with the form of subscription duly executed and accompanied by payment of the aggregate Purchase Price for the Shares for which this Warrant is then being exercised, together with all taxes applicable upon such exercise, the Corporation shall cause to be issued certificates for the total number of whole shares of Common Stock for which this Warrant is being exercised in such denominations as are required for delivery to the Holder, and the Corporation shall thereupon deliver such certificates to the Holder or its nominee.

      (3) In case the Holder shall exercise this Warrant with respect to less than all of the shares of Common Stock that may be purchased under this Warrant, the Corporation shall execute a new Warrant for the balance of the shares of Common Stock that may be purchased upon exercise of this Warrant and deliver such new Warrant to the Holder.

      (4) The Corporation covenants and agrees that it will pay when due and payable any and all taxes that may be payable in respect of the issue of this Warrant, or the issue of any shares of Common Stock upon the exercise of this Warrant. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issuance or delivery of this Warrant or of the shares of Common Stock in a name other than that of the Holder at the time of surrender, and until the payment of such tax the Corporation shall not be required to issue such shares of Common Stock.

      SECTION 1.03 This Warrant may be split-up, combined or exchanged for another warrant or warrants of like tenor to purchase a like aggregate number of shares. If the Holder desires to split-up, combine, or exchange this Warrant, he shall make such request in writing delivered to the

Corporation at its corporate office and shall surrender this Warrant and any other Warrants to be so split-up, combined or exchanged at such office. Upon any such surrender for a split-up, combination or exchange, the Corporation shall execute and deliver to the person entitled thereto a Warrant or Warrants, as the case may be, as so requested. The Corporation shall not be required to effect any split-up, combination or exchange that will result in the issuance of a Warrant entitling the Holder to purchase upon exercise a fraction of a share of Common Stock. The Corporation may require the holder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split-up, combination or exchange of Warrants.

      SECTION 1.04 Prior to due presentment for registration or transfer of this Warrant, the Corporation may deem and treat the Holder, as registered on the books of the Corporation maintained for that purpose, as the absolute owner of this Warrant (notwithstanding any endorsement or notation of ownership or other writing hereon) for the purpose of any exercise hereof and for all other purposes and the Corporation shall not be affected by any notice to the contrary.

      SECTION 1.05 This Warrant may be sold, hypothecated, exercised, assigned, or transferred in accordance with and subject to the provisions of the Securities Act of 1933, as amended (the "Act").

      SECTION 1.06 Any assignment permitted hereunder shall be made by surrender of this Warrant to the Corporation at its principal office with the form of assignment attached hereto duly executed and funds sufficient to pay any transfer tax. In such event, the Corporation shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation thereof at the corporate office of the Corporation together with a written notice signed by the Holder, specifying the names and denominations in which such new Warrants are to be issued.

      SECTION 1.07 Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Corporation. If, however, at any time prior to the expiration of this Warrant and prior to its exercise, any of the following shall occur:

            (a) the Corporation shall declare any dividend payable in stock to the holders of its Common Stock or make any other distribution in property other than cash to the holders of its Common Stock; or

            (b) the Corporation shall offer to the holders of its Common Stock rights to subscribe for or purchase any shares of any class of stock or any other purchase any shares of any class of stock or any other rights or options or securities exchangeable for or convertible into shares of any class of stock; or

            (c) the Corporation shall effect any reclassification of its Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock) or any capital reorganization, or any consolidation or merger (other than a merger in which no distribution of securities or other property is made to holders of Common Stock), or any sale, transfer or other disposition of its property, assets and business substantially as an entirety, or the liquidation, dissolution or winding up of the Corporation; or

            (d) the Corporation shall issue any shares of Common Stock in exchange for shares of preferred stock or indebtedness of the Corporation, other than upon conversion of such shares of preferred stock or indebtedness; then, in each such case, the Corporation shall cause notice of such proposed action to be mailed to the Holder. Such notice shall specify (i) the date on which the books of the Corporation shall close, or a record be taken, for determining holders of Common Stock entitled to receive such stock dividend or other distribution or such rights or options, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, dissolution, winding up or exchange shall take place or commence, as the case may be, (ii) the date as of which it is expected that holders of record of Common Stock shall be entitled to receive securities or other property deliverable upon such action, if any such date has been fixed (on such date in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the right to exercise this Warrant shall terminate), and
(iii) such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Purchase Price and the kind and amount of the Common Stock and other securities and property deliverable upon exercise of this Warrant. Such notice shall be mailed in the case of any action covered by Subsection 1.07(a) and 1.07(b) above, at least ten
(10) days prior to the record date of determining holders of the Common Stock for purposes of receiving such payment or offer, and in the case of any action covered by Subsection 1.07(c) above or this 1.07(d), at least ten (10) days prior to the earlier of the date upon which such action is to take place or any record date to determine holders of Common Stock entitled to receive such securities or other property.

            Without limiting the obligation of the Corporation to provide notice to the Holder of actions hereunder, it is agreed that failure of the Corporation to give notice shall not invalidate such action of the Corporation.

      SECTION 1.08 If this Warrant is lost, stolen, mutilated or destroyed, the Corporation shall, on such reasonable terms as to indemnity or otherwise as it may impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as, and in substitution for, this Warrant, which shall thereupon become void. Any such new Warrant shall constitute an independent contractual obligation of the Corporation, whether or not the Warrant so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

      SECTION 1.09

      (1) The Corporation covenants and agrees that at all times it shall reserve and keep available for the exercise of this Warrant such number of authorized shares of Common Stock as are sufficient to permit the exercise in full of this Warrant.

      (2) Prior to each issuance of any shares of Common Stock upon exercise of this Warrant, the Corporation shall secure the registration of such shares and listing upon any securities exchange (including NASDAQ) upon which the shares of the Corporation's Common Stock may at the time be listed for trading, if any.

      (3) The Corporation covenants that all shares of Common Stock when issued upon the exercise of this Warrant will be validly issued, fully paid, nonassessable and free of preemptive rights.

                                   ARTICLE II
           ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES OF COMMON
                         STOCK PURCHASABLE UPON EXERCISE

      SECTION 2.01 Subject to the provisions of this Article II, the Purchase Price in effect from time to time shall be subject to adjustment as follows:

      (1) In the case the Corporation shall (i) declare a dividend or make a distribution on the outstanding shares of its Common Stock in shares of its Common Stock, (ii) subdivide the outstanding shares of its Common Stock into a greater number of shares, (iii) combine the outstanding shares of its Common Stock into a smaller number of shares, (iv) issue any shares of its Common Stock shares, (iv) issue any shares of its Common Stock by reclassification of the Common Stock, then in each case the Purchase Price in effect immediately after the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Purchase Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately before such dividend, distribution, subdivision, combination or reclassification, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such dividend, distribution, subdivision, combination or reclassification. Any shares of Common Stock of the Corporation issuable in payment of a dividend shall be deemed to have been issued immediately prior to the record date for such dividend.

      (2) All calculations under this Section 2.01 shall be made to the nearest whole cent.

      SECTION 2.02 Upon each adjustment of the Purchase Price pursuant to Subsection 2.01(1) each Warrant shall thereupon evidence the right to purchase the number of shares of Common Stock (calculated to the nearest whole share) obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment by the Purchase Price in effect immediately prior to such adjustment and dividing the product so obtained by the Purchase Price in effect immediately after such adjustment.

      SECTION 2.03 In case of any capital reorganization, other than in the cases referred to in Section 2.01 hereof, or the consolidation or merger of the Corporation with or into another corporation (other than a merger or consolidation in which the Corporation is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of the outstanding shares of Common Stock into shares of other stock or other securities or property), or the sale of the property of the Corporation as an entirety or substantially as an entirety, or the conversion, however effected, of the Corporation into another form of entity (collectively such actions being hereinafter referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of any Warrant in lieu of the shares of Common Stock theretofore deliverable upon the Warrant's exercise) the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock that would otherwise have been deliverable upon the exercise of such Warrant would have been entitled upon such Reorganization if such Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Corporation, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Warrant holders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible without change, to any shares or other property thereafter deliverable upon exercise of the Warrant. The Corporation shall not effect any such Reorganization, unless upon or prior to the consummation thereof the successor entity, or if the Corporation shall be the surviving entity in any such Reorganization and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the Common Stock outstanding at the effective time thereof, then such issuer shall assume by written instrument the obligation to deliver to the Holder such shares of stock, securities, cash or other property as the Holder shall be entitled to purchase in accordance with the foregoing provisions. In the event of a sale or conveyance or other transfer of all or substantially all of the assets of the Corporation as a part of a plan for liquidation of the Corporation, all rights to exercise any Warrant shall terminate on the date such sale or conveyance or other transfer is to be consummated.

      SECTION 2.05 The Corporation may select a firm of independent certified public accountants acceptable to the Holder hereof, which selection may be changed from time to time, to verify the computations made in accordance with this Article II. The certificate, report or other written statement of any such firm shall be conclusive evidence of the correctness of any computation made under this Article II.

      SECTION 2.06 Irrespective of any adjustments pursuant to this Article II, Warrants theretofore or thereafter issued need not be amended or replaced, but certificates thereafter issued shall bear an appropriate legend or other notice of any adjustments.

      SECTION 2.07 The Corporation shall not be required upon the exercise of any Warrant to issue fractional shares of Common Stock that may result from adjustments in accordance with this

Article II to the Purchase Price or number of shares of Common Stock purchasable under each Warrant. If more than one Warrant is exercised at one time by the same Holder, the number of full shares of Common Stock that shall be deliverable shall be computed based on the number of shares of Common Stock deliverable in exchange for the aggregate number of Warrants exercised. With respect to any final fraction of a share called for upon the exercise of any Warrant or Warrants, the Corporation shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the market value of a share of Common Stock on the business day next preceding the date of such exercise. The Holder, by his acceptance of the Warrant, shall expressly waive any right to receive any fractional share of Common Stock upon exercise of the Warrants. For the purposes of this Section 2.07, the market price per share of Common Stock at any date shall mean the last reported sale price regular way or, in case no such reported sale takes place on such date, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed if that is the principal market for the Common Stock or if not listed or admitted to trading on any national securities exchange or if such national security exchange is not the principal market for the Common Stock, the closing bid price (or closing sales price, if reported) as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or its successor, if any. If the price of the Common Stock is not so reported, then such market price shall mean the last known price paid per share by a purchaser of such stock in an arms' length transaction. All calculations under this Section 2.07 shall be made to the nearest 1/100th of a share.

      SECTION 2.08 In no event shall the Purchase Price be adjusted below the par value per share of the Common Stock.

                                   ARTICLE III
                  REGISTRATION UNDER THE SECURITIES ACT OF 1933

      SECTION 3.01 The shares of Common Stock issuable upon exercise of this Warrant have been registered under the Act on Form SB-2, SEC File No. 333-_____ (the "Registration Statement") as part of the Underwriters' Purchase Option Agreement.

      Upon exercise, in part or in whole, of this Warrant, the certificates representing the Shares then issued shall bear the following legend if, in the opinion of Corporation's legal counsel, such legend is then applicable:

      "The shares represented by this certificate have been registered under the Securities Act of 1933, as amended, solely for sale by the holder of a warrant to purchase such shares, which holder may be deemed to be an underwriter of such shares within the provisions and for purposes only of the Securities Act of 1933, as amended. The issuer of these shares will agree to a transfer hereof only if (1) an amended or supplemented prospectus setting forth the terms of the offer has been filed as part of a post-effective amendment to the Registration Statement under which these shares are registered or as part of a new registration statement, if then required, and such post-effective amendment or new registration statement has become effective under the Securities Act of 1933, as amended, or (2) counsel to the issuer is reasonably satisfied that no such post-effective amendment or new registration statement is required."

      SECTION 3.02 The Corporation understands and agrees that if at any time during the period referred to above it should file a registration statement or offering statement pursuant to the Act for a public offering of securities, the Corporation, at its own expense, will offer to the Holder the opportunity to register or qualify the offering and sale of any or all of the Shares. Registration Rights set forth in Section 9 of the Underwriters' Purchase Option are incorporated by reference and made a part hereof. This paragraph is not applicable to a registration statement filed with the Commission on Form S-4 or S-8, or any successor forms.

      SECTION 3.03 In connection with any registration under Section 3.02 hereof, the Corporation covenants and agrees as follows:

            (a) The Corporation shall use its best efforts to have any post-effective amendment or new registration statement declared effective at the earliest possible time, and shall furnish such number of prospectuses as shall reasonably be requested by the Holder.

            (b) The Corporation shall pay all costs, fees, and expenses in connection with all post-effective amendments or new registration statements under Section 3.02 hereof including, without limitation, the Corporation's legal and accounting fees, printing expenses, blue sky fees and expenses, except that the Corporation shall not pay any of the following costs, fees or expenses: (i) underwriting discounts and commissions allocable to the Shares, (ii) state transfer taxes, (iii) brokerage commissions and (iv) fees and expenses of counsel and accountants for the holders of the Warrants, and/or Shares.

            (c) The Corporation will take all necessary action to qualify or register the Shares included in a post-effective amendment or new registration statement for offering and sale under the securities or blue sky laws of such states as are requested by the holders of such securities, provided that the Corporation shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the law of any such jurisdiction.

            (d) The Holder shall be entitled to pay the Purchase Price for the shares out of the proceeds of any sale of the securities purchasable upon their exercise, provided such exercise and sale occur simultaneously.

      SECTION 3.04

      (1) The Corporation shall indemnify and hold harmless each person registering the sale of securities pursuant to this Article III (the "Seller") and each underwriter, within the meaning of the Act, who may purchase from or sell for any Seller any of the Shares from and against any and all losses, claims, damages and liabilities (collectively, "Liabilities") caused by any untrue statement or alleged untrue statement of a material fact contained in any post-effective amendment or new registration statement or any supplemented prospectus under the Act included therein required to be filed or furnished by reason of Section 3.02, or caused by any omission or alleged omission to state therein or necessary to make the statements therein not misleading, except insofar as such Liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to the Corporation by such Seller or underwriter expressly for use therein, which indemnification shall include each person, if any, who controls any such Seller or underwriter within the meaning of the Act; provided, however, that the indemnity agreement by the Corporation set forth in this Section 3.04 with respect to any prospectus that shall be subsequently amended or supplemented prior to the written confirmation of the sale of any securities shall not inure to the benefit of any Seller or underwriter from whom the person asserting such Liabilities purchased securities that are the subject thereof (or to the benefit of any person controlling such Seller or underwriter), if such Seller or underwriter failed to send or give a copy of the prospectus as amended or supplemented to such person at or prior to written confirmation of the sale of such securities to such person and if such amended or supplemented prospectus did not contain any untrue statement or alleged untrue statement or omission or alleged omission giving rise to such Liability.

      (2) Each Seller that avails itself of the procedures under Article III shall indemnify, and secure the agreement of any underwriter which the Seller employs to indemnify, the Corporation, its directors, each officer signing the related post-effective amendment or registration statement and each person, if any, who controls the Corporation within the meaning of the Act from and against any and all Liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any post-effective amendment or registration statement or any prospectus required to be filed or furnished by reason of Section 3.02, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such Liabilities are caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished in writing to the Corporation by any such Seller or underwriter expressly for use therein.

      SECTION 3.05 The provisions of this Article III shall continue in effect regardless of the expiration, exercise or surrender of this Warrant.

                                   ARTICLE IV
                                  OTHER MATTERS

      SECTION 4.01 The Corporation will from time to time promptly pay, subject to the provisions of paragraph (4) of Section 1.02 hereof, all taxes and charges that may be imposed upon the Corporation in respect of the issuance or delivery of this Warrant or the shares of Common Stock purchasable upon the exercise of this Warrant.

      SECTION 4.02 All the covenants and provisions of this Warrant by or for the benefit of the Holder or the Corporation shall bind and inure to the benefit of their respective successors and permitted assigns hereunder.

      SECTION 4.03 Notices or demands pursuant to this Warrant to be given or made by the Holder to or on the Corporation shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, until another address is designated in writing by the Corporation, as follows:

            Galacticomm Technologies, Inc.
            4101 S.W. 47th Ave.
            Suite 101
            Ft. Lauderdale, Florida   33314
            Attention: Chief Executive Officer

            With a copy to:

            Lucio, Mandler, Croland, Bronstein, Garbett,
            Stiphany & Martinez, P.A.
            Barnett Bank Tower
            701 Brickell Avenue, 20th Floor
            Miami, Florida  33131
            Attn:  Leslie J. Croland, Esq.
            Facsimile:  (305) 375-8075

      Notices to the Holder provided for in this Warrant shall be deemed given or made by the Corporation if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed to the Holder at his last known address as it shall appear on the books of the Corporation.

      SECTION 4.04 THE VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS WARRANT SHALL BE GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF FLORIDA AND WITHOUT REGARD TO CONFLICTS OF LAWS.

      SECTION 4.05 Nothing in this Warrant expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Corporation and the Holder any right, remedy or claim under promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements contained in this Warrant shall be for the sole and exclusive benefit of the Corporation and its successors and of the Holder, its successors and permitted assigns.

      SECTION 4.06 The headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation thereof.

      IN WITNESS WHEREOF, this, Warrant has been duly executed by the Corporation under its corporate seal as of the ____ day of __________, 1997.

                                        GALACTICOMM TECHNOLOGIES, INC.

                                         By:______________________
                                         Name:____________________
                                         Title:___________________

[CORPORATE SEAL]

Attest:


_____________________________
Secretary

                         GALACTICOMM TECHNOLOGIES, INC.

                                SUBSCRIPTION FORM

   (To be executed by the registered holder to exercise the right to purchase shares of Common Stock evidenced by the foregoing Warrant.)

Galacticomm Technologies, Inc.
4101 S.W. 47th Ave.
Suite 101
Ft. Lauderdale, FL   33314

      The undersigned hereby irrevocably subscribes for the purchase of _____ share(s) of your Common Stock pursuant to and in accordance with the terms and conditions of this Warrant No. _________, and herewith makes payment, covering the purchase of such shares. Certificates for the shares of Common Stock should be delivered to the undersigned at the address stated below. If such number of shares of Common Stock shall not be all of the shares purchasable hereunder, please deliver a new Warrant of like tenor for the balance of the remaining shares purchasable hereunder to the undersigned at the address stated below.

      The undersigned agrees that: (1) the undersigned will not offer, sell, transfer or otherwise dispose of any such shares of Common Stock being purchased hereunder unless either (a) a registration statement, or post-effective amendment thereto, covering the sale of such shares of Common Stock has been filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and such sale, transfer or other disposition is accompanied by a prospectus meeting the requirements of Section 10 of the Act forming a part of such registration statement, or post-effective amendment thereto, which is in effect under the Act covering the sale of the shares of Common Stock to be sold, transferred or otherwise disposed of, or (b) counsel acceptable to Galacticomm Technologies, Inc. and satisfactory to the undersigned has rendered an opinion acceptable to the Company in writing and addressed to the Company that such proposed offer, sale, transfer or other disposition of the shares of Common Stock is exempt from the provisions of Section 5 of the Act in view of the circumstances of such proposed offer, sale, transfer or other disposition; (2) the Company may notify the transfer agent for its Common Stock that the certificates for the Common Stock acquired by the undersigned pursuant hereto are not to be transferred unless the transfer agent receives notice from the Company that at least one of the conditions referred to in (1)(a) and (1)(b) above has been satisfied; and (3) the Company may affix the legend set forth in
Section 3.01 of the Warrant to the certificates for shares of Common Stock hereby subscribed for, if such legend is applicable.


Dated:_________________                   Signed:______________________________

Signature guaranteed:                     Address______________________________
                                                 ______________________________
                                                 ______________________________

                         GALACTICOMM TECHNOLOGIES, INC.

                                 ASSIGNMENT FORM

      (To be executed by the registered holder to effect assignment of the foregoing Warrant)


FOR VALUE RECEIVED _________________________________ hereby sells, assigns and transfers unto _________________________________ the right to purchase ______
shares of Common Stock, par value $ _____ per share of the Corporation purchasable pursuant to the within Warrant No. _______, on the terms and conditions set forth therein, and does hereby irrevocably constitute and appoint _____________________________________ and/or its transfer agent Attorney, to transfer on the books of the Corporation Warrants representing such rights, with full power of substitution.

Dated:__________________

                                          Signed:______________________________

Signature guaranteed:

__________________________